VOTING AGREEMENT

         ROBERT A. FITZNER, JR., 18885 East Easter Place, Aurora, Colorado 80016-2136 ("Fitzner") and ARLENE M. WILSON, 4180 East Caley Place, Littleton, Colorado 80121 ("Grantor"), for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, mutually agree as follows:

         1. Grantor is the owner of 220,272 shares of the $.01 par value common stock of Fronteer Directory Company, Inc. ("Company") represented by stock certificate no. 1630. Such shares of common stock of the Company owned by Grantor will be referred to herein as the "Shares." This Agreement is being entered into pursuant to Section 7-107-302 of the Colorado Business Corporation Act.

         2. The term of this Agreement shall be for the period beginning on the date of this Agreement and ending on September 16, 1997.

         3. Attached hereto as Exhibit A and incorporated herein by reference is a form of Irrevocable Proxy. Upon the execution of this Agreement, Grantor hereby agrees to execute such Irrevocable Proxy. Upon execution of such Irrevocable Proxy, Grantor and Fitzner hereby agree to deliver a copy thereof by certified mail return receipt requested to the secretary of the Company.

         4. The parties agrees that this Agreement and the Irrevocable Proxy shall cover not only the Shares but also all voting securities issued or issuable during the term of this Agreement as an addition to, in substitution or exchange for, or with respect to the Shares, including without limitation all voting shares issued as dividends or as a result of any reclassification, split up, or other corporate reorganization. Any such voting securities which become subject to this Agreement and the Irrevocable Proxy as described in the previous sentence shall be referred to herein as the "Other Shares." Upon receipt of stock certificates representing Other Shares, the parties agree that the legend set forth in paragraph 7 hereof shall be placed upon such stock certificates and a copy of such stock certificates shall be delivered, within five calendar days after Grantor's receipt thereof, to Fitzner or to his designee.

         5. Grantor agrees that he/she will not sell, transfer, assign, pledge, hypothecate, or in any way alienate any of the Shares or Other Shares, or any right or interest therein, whether voluntarily, involuntarily or by operation of law, or by gift or otherwise, until after September 15, 1997.

         6. Grantor hereby irrevocably grants to Fitzner or his designee the absolute right to purchase all or part of the Shares at any time during the period from July 16, 1997, to September 15, 1997, at the per share market price of the Shares or at $1.00 per share for the Shares, whichever is greater; and, with respect to the Other Shares, at the per share market price thereof or at the per share price determined by using $1.00 as the value of the Shares for or with respect to which such Other Shares were issued or issuable as an addition to, in substitution or exchange for, or with respect to, and then multiplying or dividing such $1.00 value to reflect each transaction involving such Other Shares, whichever is greater. The "market price" shall be the closing "bid" price for the Shares or the Other Shares on the trading medium upon which the Shares or Other Shares are being traded on the day the purchase right granted hereunder is exercised by Fitzner or his designee.

         7. Grantor hereby agrees that the following legend shall be placed on each stock certificate representing the Shares and the Other Shares:

          "THE SHARES  REPRESENTED BY THIS  CERTIFICATE  ARE
               SUBJECT TO A VOTING AGREEMENT AND THE RECORD OWNER OF THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE HAS GRANTED AN IRREVOCABLE PROXY WITH RESPECT TO VOTING AND CERTAIN OTHER ACTIONS WITH RESPECT TO SUCH SHARES. IN ADDITION, IN THE VOTING AGREEMENT THE RECORD OWNER OF THIS CERTIFICATE HAS GRANTED THE ABSOLUTE RIGHT TO ANOTHER PERSON TO PURCHASE THE SHARES REPRESENTED BY THIS CERTIFICATE DURING THE PERIOD FROM JULY 16, 1997 TO SEPTEMBER 15, 1997, AND SUCH RECORD OWNER HAS AGREED NOT TO SELL, TRANSFER, ASSIGN, PLEDGE, OR HYPOTHECATE THE SHARES REPRESENTED BY THIS CERTIFICATE UNTIL AFTER SEPTEMBER 15, 1997. THE TERM OF THE VOTING AGREEMENT EXPIRES ON SEPTEMBER 16, 1997, AND THE TERM OF THE IRREVOCABLE PROXY EXPIRES ON JULY 16, 1997."

         8. Grantor acknowledges that this Agreement and the Irrevocable Proxy permit Fitzner to designate another person to exercise all of Fitzner's rights and authority under this Agreement and the Irrevocable Proxy. Within five calendar days after making any such designation, Fitzner agrees to provide written notice thereof to Grantor.

         9. Grantor and Fitzner hereby agree that this Agreement and the Irrevocable Proxy may not be terminated or revoked during their respective terms by Grantor or Fitzner for any reason, including the death or incapacity of Grantor, Fitzner, or Fitzner's designee. In the event of the death or incapacity of any such person, this Agreement and the Irrevocable Proxy shall be binding upon and shall inure to the benefit of such person's personal representative, executor, or guardian, as the case may be.

         10. Grantor hereby waives any right under agency law or under common law to terminate or revoke this Agreement or the Irrevocable Proxy during their respective terms.

         11. The parties agree that this Agreement and the Irrevocable Proxy shall be governed by and in accordance with the laws of the State of Colorado.


                         /s/ Arlene M. Wilson
                         ---------------------------          Date: 06-02-95
                         Arlene M. Wilson, Grantor



                         /s/ Robert A. Fitzner
                         --------------------------           Date: 06-02-95
                         Robert A. Fitzner, Jr.

                                    EXHIBIT A


                                IRREVOCABLE PROXY

         I, ARLENE M. WILSON, am the owner of 220,272 shares of the $.01 par value common stock of Fronteer Directory Company, Inc. ("Company") represented by stock certificate no. 1627. Such shares shall hereinafter be referred to as the "Shares." I hereby appoint Robert A. Fitzner, Jr., 18885 East Easter Place, Aurora, Colorado 80016-2136 ("Fitzner") as my agent and proxy to vote the Shares or to give written consent in lieu of voting the Shares, in person or by proxy, at any and all meetings of the shareholders of the Company, for whatsoever purpose called or held, and in any and all proceedings, whether at meetings of shareholders of the Company or otherwise, or when the vote or written consent of shareholders of the Company may be required or authorized by law. The term of such appointment shall be from date of execution of this Irrevocable Proxy until July 15, 1997. Until the expiration of the term of this Irrevocable Proxy, Fitzner shall, in his sole and uncontrolled discretion, in respect of any and all of the Shares, possess and be entitled to exercise the right to vote the Shares for every purpose, to waive any shareholder's privilege in respect thereof, and to consent to any lawful corporate act of the Company, as though absolute owner of the Shares. The appointment contained herein and the powers conferred hereby are irrevocable during the term of such appointment and authorization. I hereby grant to Fitzner the power and authority to designate another person ("Designee") to exercise the rights and authority which I have granted to Fitzner herein. Thereafter, such Designee shall have all of the rights and authority which I have conferred herein upon Fitzner. In addition to the Shares, this Irrevocable Proxy and the rights and powers conferred herein shall also extend to any voting securities which are issued or issuable during the term of this Irrevocable Proxy as an addition to, in substitution or exchange for, or with respect to the Shares, including without limitation shares issued as dividends or as a result of any reclassification, split up, or other corporate reorganization of the Company. I have entered into a voting agreement with Fitzner. I have made the appointment set forth herein and I am granting the rights and authorization set forth herein pursuant to the provisions of Sections 7-107-203 and 7-107-302 of the Colorado Business Corporation Act. This is an irrevocable proxy coupled with an interest and I am waiving any right which may exist under common law or otherwise to revoke this Proxy during the term hereof.

Dated: 06-02-95

                                             /s/ Arlene M. Wilson
                                             -----------------------------
                                             ARLENE M. WILSON

STATE OF COLORADO                                             )
                                                              ) ss.
CITY AND COUNTY OF DENVER                                     )

     I, Melinda R. O'Connor, a Notary Public, hereby certify that on June 2, 1995, personally appeared before me the above named Arlene M. Wilson, who being first duly sworn by me declared that she is the person who signed the foregoing document and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 2nd day of June, 1995.

         My Commission Expires:  8/7/96



                                        /s/ Melinda R. O'Connor
                                        -----------------------------
                                        Notary Public

[S E A L]


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